Exhibit 10.24
FIRST AMENDMENT TO
INPLAY TECHNOLOGIES, INC.
2005 STOCK AWARD PLAN

THIS FIRST AMENDMENT to the InPlay Technologies, Inc. 2005 Stock Award Plan (this "Amendment") is entered into as of May 31, 2007, by InPlay Technologies, Inc., a Nevada corporation (the "Company").

RECITALS

A. The Company adopted the InPlay Technologies, Inc. 2005 Stock Award Plan effective as of May 20, 2005 (the "Plan").

B. Section 10(e) of the Plan provides that the Company’s Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan.

C. As of the date hereof, the Board of Directors of the Company approved an amendment to the Plan, subject to the approval of the Company’s stockholders, increasing the maximum number of shares of the Company's common stock reserved and available for delivery in connection with Awards under the Plan from 500,000 shares to 1,000,000 shares.

D. Pursuant to the authority contained in Section 10(e) of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1. Section 4(a) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery in connection with Awa rds under the Plan shall be 1,000,000 Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

INPLAY TECHNOLOGIES, INC.

/s/ Robert J. Brilon
Robert J. Brilon,
Chief Executive Officer